SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15 (d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event reported)           May 20, 1997


                           CAMELOT   CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




      Colorado            0-8299                   84-0681531
   (State of             (Commission         (IRS Employer
   Incorporation)        File Number)        Identification No.)




        CAMELOT PLACE 17770 Preston Road,    Dallas, Texas 75252
                 (Address of Principal Executive Offices)


Registrant's telephone number, including area code:   (972) 733-3005

ITEM 2.   Acquisition or Disposition of Assets

Registrant accepted a stock subscription for 53,811,780 restricted Preferred Shares, Series J by Adina, Inc. Adina paid for the subscription with the transfer of 6,029,921 restricted common shares of Alexander Mark Investments
(USA), Inc. ("AMI"). AMI owns 57% of Meteor Technology plc a public U.K. Company which has two operating subsidiaries, DigiPhone International Ltd. and Meteor Payphones, Ltd. 35,688,560 of the Preferred Shares are issued upon closing and 18,123,220 of the Preferred Shares are issued upon the issuance of new common shares of the Registrant on a one for one basis. The Preferred Shares are non-convertible, non-yielding, have a preference over the common shares but subordinate to the outstanding Preferred Shares and have one vote per share voting with the common shares.

ITEM 7.   Exhibits

     (10) Material Contracts
                 a) Subscription Agreement between Camelot Corporation and Adina, Inc. with Amendment

     (28)      a) Financial Statements in accordance with Regulation S-X.

              b) Pro Forma Statements in accordance with Regulation S-X.

                           SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                    CAMELOT CORPORATION
                     By:  /s/ Jeanette Fitzgerald
                         Jeanette Fitzgerald
                         Vice President and General Counsel

Dated:  June 11, 1997

                                     EXHIBIT

Subscription Agreement between Camelot Corporation and Adina, Inc. with
Amendment.

                                SUBSCRIPTION AGREEMENT

      THIS AGREEMENT is made and entered into this 20th day of May, 1997, by and between CAMELOT CORPORATION, a Colorado corporation (hereinafter referred to as "Camelot"), and ADINA, INC., (hereinafter referred to as "Adina"), a Delaware Corporation.

                          Subscription

Adina  hereby subscribes for 53,811,780 Preferred Shares, Series J,   par  value
$0.01, of CAMELOT on the following terms and conditions:

                         Consideration

      1. The stock shall be paid for by the transfer of 6,029,921 restricted common shares of Alexander Mark Investments (USA), Inc.("AMI Shares").

      2. Closing of this Agreement to take place on May 20, 1997 at Dallas, Texas or such other time and place as the parties may agree.

                    CAMELOT Representations

      3. CAMELOT hereby warrants and represents the following facts, the truth and accuracy of which are conditions precedent to the Closing:

           (a) CAMELOT has the proper corporate authority to execute this subscription and issue the shares as set out below;

           (b) There are no liens, pledges, chattel mortgages, or other encumbrances of any kind against the CAMELOT Shares;

           (c) There are no undisclosed interests, present or future, in the CAMELOT Shares, nor does CAMELOT know of any assertion of such an interest;

           (d) CAMELOT is not required by any provision of federal, state, or local law to take any further action or to seek any governmental approval of any nature prior to the issuance by it of the CAMELOT Shares;

           (e) There are no outstanding or existing provisions of an agreement it is a party to that would prevent, limit, or condition the issuance of the CAMELOT Shares to Adina;

           (f) There are no provisions of any contract, indenture, or other instrument to which CAMELOT is a party or to which the CAMELOT Shares are subject which would prevent, limit, or condition the issuance of the CAMELOT Shares to Adina.

          (g) CAMELOT's Certificate of Incorporation, Bylaws or other agreement or corporate resolution does not require stockholder approval prior to CAMELOT issuing CAMELOT Shares to Adina.

           (h) The Preferred Shares, Series J has been properly designated by the Board and will have the following rights and privileges:

     1.   Dividends and Distribution.

           There shall be no dividends paid to the shareholder of the Preferred Stock, Series J.

      2. Voting Rights. The holders of shares of Preferred Stock, Series J shall have the following voting rights:

           (A) Each share of Preferred Stock, Series J shall entitle the holder thereof to one vote, voting together with the common stock on all matters submitted to a vote of the stockholders of the Corporation,

           (B) Except as required by law and by Section 10 hereof, holder of Preferred Stock, Series J shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

      3. Reacquired Shares. Any shares of Preferred Stock, Series J purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon the retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions or the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

      4. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made of the holder of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock, Series J unless, prior thereto, the holder of shares of Preferred Stock, Series J shall have received an amount per share (the "Preferred Stock, Series J") equal to $0.10.

           (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Preferred Stock, Series J and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Preferred Stock, Series J in respect thereof, then the assets available for such distribution shall be distributed ratably to the holder of the Preferred Stock, Series J and the holder of such parity shares in proportion to their respective liquidation preferences.

           (C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other Corporation into or with the Corporation shall be deemed to be liquidation, dissolution or winding up of the Corporation within the meaning of this Section 5.

      5. No Redemption. Shares of Preferred Stock, Series J shall not be subject to redemption by the Company.

     6. Ranking. The Preferred Stock, Series J shall rank junior to all other series of the Preferred Stock as to the payment of dividends, and as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

      7. Amendment. At any time that any shares of Preferred Stock, Series J are outstanding, the Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Preferred Stock, Series J so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Preferred Stock, Series J, voting separately as a class.

      8. Fractional Shares. Preferred Stock, Series J may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Preferred Stock, Series J.


                              ADINA Representations

      4. Adina hereby warrants and represents the following facts, the truth and accuracy of which are conditions precedent to the Closing:

           (a) In executing this Agreement to acquire the CAMELOT Shares, Adina is acting solely for itself and for no other person, firm, partnership, corporation, or entity;

           (b) Adina's assets and net worth are sufficient to permit it to purchase the CAMELOT Shares in accordance with the terms of this Agreement;

           (c) Adina has no interest, direct or indirect, that would conflict with the business of CAMELOT;

           (d) Adina is not prevented by any federal, state, or local law or by any provision of any contract, mortgage, indenture, or other instrument from purchasing the CAMELOT Shares as contemplated by this Agreement;

           (e) Adina has had access to the extent it deems necessary to the financial information of CAMELOT sufficient to permit it to evaluate the business of CAMELOT and thereby evaluate the merits and risks associated with the purchase of the CAMELOT shares herein described;

           (f) Adina understands that CAMELOT has had a varied business history and that the CAMELOT Shares that it will be acquiring must be regarded as speculative and subject to a high degree of risk. Adina has received no assurance whatsoever as to the value of the CAMELOT Shares nor has CAMELOT or any other officer or director of CAMELOT made any representations or promises to Adina regarding any potential appreciation in value of the CAMELOT Shares.

                       CAMELOT Covenants

     5.   CAMELOT hereby covenants as follows:

           (a) At the Closing, CAMELOT shall undertake to deliver to Adina certificates representing 35,688,560 Preferred Shares, Series J with the balance, 18,123,220 Preferred Shares to be issued on one for one basis as new common shares of Camelot are issued until the balance is fully issued.


           (b) From the date hereof, CAMELOT shall take no action that would encumber or restrict the CAMELOT Shares subject to this subscription or their exchange or transfer;

           (c) CAMELOT will file and assist Adina in filing all required disclosure documents required by the Federal Securities Laws upon the execution and consummation of this agreement.

                       Adina's Covenants

     6.   Adina hereby covenants as follows:

           (a) At the Closing, Adina shall deliver to CAMELOT certificates for the Adina Shares as set out in paragraph 1.

           (b) Adina will file all required disclosure documents and assist CAMELOT in filing all required disclosure documents required by the Federal Securities Laws upon the execution and consummation of this Agreement.

            Issuance of Shares and Rights of Shares

      7. CAMELOT shall issue said shares in the name of Adina, Inc., 17770 Preston Road, Dallas, Texas 75252.

      8. Adina shall provide a properly executed Stock Power to transfer the AMI Shares into the name of Camelot, 17770 Preston Road, Dallas, Texas 75252.

      9. Adina understands and agrees that CAMELOT will not issue any shares until they are fully paid for.

     10. Adina agrees that the following or similar restrictive legend shall be placed on the certificates and that stop transfer orders shall be entered against said shares:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT, THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE
          AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                         Miscellaneous

      11. It is understood and agreed that Adina and CAMELOT and their representatives (including counsel and accountants) shall each keep confidential any information (unless readily ascertainable from public or published information or trade sources) obtained from the other, concerning their properties, operations and business.



      12. All covenants, representations and warranties by CAMELOT and Adina shall be true and correct as of the Closing, shall survive the Closing, and shall bind Adina and CAMELOT and their heirs and assigns as to any breach thereof not disclosed in writing or known to the parties prior to the Closing.

      13. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive or any other remedy, and each remedy shall be cumulative and shall be in addition to all other remedies given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by Adina or CAMELOT shall not constitute a waiver of the right to pursue other available remedies.

      14. In the event that any part of this Agreement is determined by a court of competent jurisdiction to be unenforceable, the balance of the Agreement shall remain in full force and effect.

      15. CAMELOT hereby indemnifies Adina and Adina hereby indemnifies CAMELOT for any breach of any representation, warranty or covenant herein contained, including all costs associated with any resulting litigation or investigation thereof.

      16. This Agreement shall be construed according to the laws of the State of Texas.

      IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first written above.

                         CAMELOT CORPORATION




                         By:
                              Jeanette Fitzgerald
                              Vice President and General Counsel


                         ADINA, INC.




                         By:
                              Robert Gregory
                              Director

                       AMENDMENT TO SUBSCRIPTION AGREEMENT


     This Amendment to that certain Subscription Agreement dated May 20, 1997 by and between Adina, Inc. and Camelot Corporation wherein Adina subscribed for 53,811,780 Preferred Shares, Series J.

      Whereas, Adina and Camelot would like to amend the Subscription Agreement to better reflect their agreed upon terms;

     It is therefore agreed as follows:

That the terms of the Preferred Shares, Series J as originally set out in paragraph 3(h) of the Subscription Agreement shall be amended by adding the following subparagraph at the end of this paragraph as follows and this paragraph supersedes the paragraph in the Subscription Agreement:

       Reclassification of Common Shares. In the event that the Corporation shall effect a forward or reverse split, or otherwise subdivide the outstanding common shares or combine the outstanding shares of common stock into a smaller number of shares then the outstanding Preferred Shares shall have an exact by equal forward or reverse split, subdivision or combination of outstanding preferred shares.

Both parties agree that no other portion or paragraph of the Subscription Agreement has been changed and the Subscription Agreement shall remain in full force and effect.

Agreed to this 28th  day of May, 1997 but with effect as of May 20, 1997.


Adina, Inc.                        Camelot Corporation



By:_______________________                        By:_______________________
     Robert Gregory, Director                Jeanette Fitzgerald, Vice President

                                 Exhibit  (28) a

               ALEXANDER MARK INVESTMENTS (USA), INC.

                      CONDENSED BALANCE SHEETS

                               ASSETS

                                  January 31, 1997  April 30, 1996
                                  (Unaudited)        (Audited)

  Cash                           $       41             $    66


           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


 Accounts payable                   $  13,971          $   4,134
 Advances from officer and affiliates     300                300
    Total current liabilities          14,271              4,434

Stockholders' Equity (Deficit):
  Common stock no par value,
  75,000,000 shares authorized;
  74,940 shares issued
  at January 31, 1997
  and April 30, 1996                       95              9,481
Additional paid in capital            892,122            882,736
Deficit                               905,314           (895,452)
                                      (13,097)            (3,235)
Less treasury stock, 68,353
 shares at cost                        (1,133)            (1,133)
                                      (14,230)            (4,368)

                                    $      41          $      66


See accompanying notes to these financial statements.

                      ALEXANDER MARK INVESTMENTS(USA) INC.

                    CONDENSED STATEMENTS OF OPERATIONS
                               (UNAUDITED)

                                        Nine Months Ended
                                            January  31,
                                    1997               1996


Income                            $    -               $    -

Expenses                               9,862                -

Loss from operations                  (9,862)               -

Provision for taxes                $    -              $    -

NET LOSS                           $ (9,682)           $    -

LOSS PER COMMON SHARE*             $       *           $      *

WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING                   74,940          74,940,317


*Net loss is less than $0.001 per share



See accompanying notes to these financial statements.

                 ALEXANDER MARK INVESTMENTS(USA) INC.
                 CONDENSED STATEMENTS OF CASH FLOWS
                            (UNAUDITED)


                                               Nine Months Ended
                                                  January  31,
                                            1997             1996

CASH FLOWS FROM OPERATING ACTIVITIES:
 Loss from operations                    $(9,862)      $     -
 Increase in accounts payable              9,837             -
 Increase in accrued expenses                -               -

 Net cash used by operating activities      (25)             -

CASH FLOWS FROM INVESTING ACTIVITIES         -               -

CASH FLOWS FROM FINANCING ACTIVITIES:
 Loan from Affiliate                         -               -
 Net   cash  provided  by  financing
  activities                                 -               -

NET INCREASE (DECREASE) IN CASH             (25)             -

CASH AT BEGINNING OF PERIOD                  66             66

CASH AT END OF PERIOD                     $  41         $   66

SUPPLEMENTAL INFORMATION:
 Cash paid for interest                   $ -           $  -
 Cash paid for taxes                      $ -           $  -



See accompanying notes to these financial statements.

              ALEXANDER MARK INVESTMENTS(USA),INC.

                 NOTES TO CONDENSED FINANCIAL STATEMENTS
                               (UNAUDITED)

Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-QSB and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These statements should be read in conjunction with the audited financial statements and notes thereto included in the Registrant's annual Form 10-KSB for the year ended April 30, 1996.

                                 Exhibit  (28) b

METEOR TECHNOLOGY PLC
INTERIM UNAUDITED CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE HALF YEAR ENDED NOVEMBER 30, 1996 (in pounds)

                                                         Six
                                                      months
                                                Six   to Aug
                                             months      31,
                                             to Nov     1995
                                                 30
                             Continuing        1996    (Note
                             Operations                   2)
                           ongoing  acquisi-   Total    Total
                                      tions
                     Notes   000s     000s     000s      000s

Turnover                      102       398     500        -
Cost of sales                 146       320     466        -
                            -----    ------  ------   ------
                                -
Gross profit/(loss)          (44)        78      34        -

Administrative                390       284     674      113
expenses
Exceptional items       3   1,379         -   1,379        -
                            -----    ------  ------   ------
                                -
                            1,769       284   2,053      113
                            -----    ------  ------   ------
                                -
Operating loss             (1,813)    (206) (2,019)    (113)
                            -----    ------
Interest receivable                              10        -
Interest payable                                (4)        -
                                             ------   ------
                                                  6        -
                                             ------   ------
Loss on ordinary
activities                                  (2,013)    (113)
   before taxation

Taxation charge on
loss on                                           -        -
   ordinary
activities
                                             ------   ------
Loss for the half                           (2,013)    (113)
year attributable to
  the members of the
parent company
                                             ======   ======

Interim dividend                               Nil     Nil
Loss per ordinary       4                     0.04p    1.12p
share
                                             ======    =====

METEOR TECHNOLOGY PLC
INTERIM UNAUDITED CONSOLIDATED BALANCE SHEET AT NOVEMBER 30, 1996
(in pounds)

                                                      Aug
                                                       31
                                               Nov   1995
                                                30
                                              1996  (Note
                                                       2)
                           Notes     000s     000s   000s
Fixed assets:
   Intangible assets                             -     63
   Tangible assets                             230      1
                                             -----  -----
                                                 -      -
                                               230     64
Current assets:
   Stocks                               185             -
   Debtors                              342           200
   Cash at bank and in hand           1,183            50
                                      -----         -----
                                          -             -
                                      1,710           250
Creditors: amounts falling            (1,69          (34)
due within one year                      6)
                                      -----         -----
Net current assets                              14    216
                                             -----  -----
Total assets less current                      244    280
liabilities

Creditors: amounts falling
due after more
   than one year:
   Loans                                      (13)      -
   7% Unsecured Convertible     7           (2,000)     -
      Loan Stock
                                             -----  -----
                                            (1,769)   280
                                             =====  =====

Capital and reserves:
   Called up share capital                     696    101
   Share premium account                     1,943    292
   Other reserve                            (1,356)    -
   Profit and loss account                  (3,052)  (113)
                                             -----  -----
Shareholders' funds             6           (1,769)   280
                                             =====  =====

Meteor Technology plc
Notes on the interim unaudited accounts at November 30, 1996

1.       Basis of preparation and accounting policies
   The interim unaudited results for the six months ended November 30, 1996 have been prepared on the basis of accounting policies consistent with those adopted for the period ended May 31, 1996 as set out in the accounts of the company (formerly Telecom Credit Europe Limited) except for the policy for goodwill and the policies which have been added, as detailed below. The interim accounts do not constitute full statutory accounts and are unaudited. They have however been reviewed by the auditors and their report is set out on page 3. The company's accounts to May 31, 1996, which received an unqualified audit opinion have been filed with the Registrar of Companies.
   Basis of consolidation
   The results of the subsidiary undertakings acquired during the period are included in the profit and loss account from the date of acquisition as follows:
   DigiPhone Europe Limited           from August 12, 1996
   Paragon Investment Holdings Limited          from August 15, 1996
   Telecredit Telekommunications GmbH, a wholly owned subsidiary undertaking incorporated in Germany has not been consolidated, as on July 10, 1996 it was sold in exchange for shares in
   RC Telecom Limited, a company incorporated in the Isle of Man.
   See further detail on the acquisitions in the period and the subsidiary undertakings at note 5.
   Goodwill
   Goodwill arising on acquisition or on consolidation is charged directly against reserves. In the May 31, 1996 accounts, goodwill was capitalised and was being amortised over 4 years. The impact of this change in accounting policy is to write back 25k pounds of amortisation to the profit and loss account (see details in the restated accounts for May 31, 1996 at pages 12 to 14).
   Stocks
   Stocks are stated at the lower of cost incurred in bringing each product to its present location and condition and net realisable value, as follows:
      Goods for resale    -   purchase cost on a first-in, first-out basis
   Net realisable value is based on estimated selling price less any further costs expected to be incurred to completion and disposal.
   Recognition of profits on leased items
   Certain subsidiary undertakings have entered into agreements with finance houses in respect of payphones which are subleased by the finance house to customers. Net income from leasing agreements is credited to the profit and loss account so as to spread any profit arising equally over the period of the lease between the customer and the finance house.

Meteor Technology plc
Notes on the interim unaudited accounts at November 30, 1996
(continued)

1. Basis of preparation and accounting policies
   (continued)

   Foreign currencies
   Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction.

2. Comparative figures
   The company reported interim half year figures for the period to August 31, 1995 as at that time the company's accounting reference date was February
   28. The accounting reference date was subsequently changed to May 31 thereby changing the half year to November 30. In view of the change in the nature and size of the Group due to the acquisitions in 1996, the comparative figures are not particularly meaningful and therefore no pro-forma figures to November 30, 1995 have been prepared. Consequently the August 31, 1995 interim unaudited figures have been used as the comparative amounts.

3. Exceptional items
   During the period Meteor Technology PLC acquired the rights to distribute DigiPhone internet telephony software in the UK, Ireland and the rest of the world (ie excluding the USA,Canada and Europe) for 1.379m pounds(see note 8). These costs have been written off in full in the period.
   The rights to distribute this software in Europe were acquired by DigiPhone Europe Limited prior to its acquisition by the company and therefore the group now holds the distribution rights for the software on a worldwide basis excluding the USA and Canada.

4. Loss per ordinary share
   Loss per ordinary share is based on the weighted average number of ordinary shares in issue during the period of 47,116,400 (August 31, 1995 - 10,104,500).

5. Investments
   (a)Subsidiary undertakings acquired in the period
   On August 12, 1996 DigiPhone Europe Limited ("DigiPhone") was acquired in exchange for consideration of21,437,142 pounds payable by way of issuing 52,285,714 ordinary 1 pence shares at a fully paid price of 41 pence each.

Meteor Technology plc
Notes on the interim unaudited accounts at November 30, 1996  (continued)
5. Investments   (continued)
   The net assets of DigiPhone at the date of acquisition were as follows:

                                         Fair value
                           Book value   adjustments    Fair value
                                  000s         000s          000s

    Fixed assets                   63             -            63
    Debtors                        52             -            52
    Cash                        1,041             -         1,041
                               ------        ------        ------
                                1,156             -         1,156
    Creditors due               (144)             -         (144)
    within one year
                               ------        ------        ------
    Net assets on               1,012             -         1,012
    acquisition
                                =====         =====
    Consideration and                                      21,626
    costs
                                                           ------
    Goodwill arising                                       20,614
                                                            =====

   On August 15, 1996 Paragon Investment Holdings Limited ("Paragon") was acquired in exchange for consideration of 760,000 pounds payable by way of issuing 2,000,000 ordinary 1 pence shares at a fully paid price of 38 pence
   each.   The net assets of Paragon at the date of acquisition were as follows:

                                          Fair value
                             Book value  adjustments   Fair value
                                   000s         000s         000s

    Fixed assets                    142         (55)           87
    Stock                            24            -           24
    Debtors                         144            -          144
    Cash                              5            -            5
                                 ------       ------       ------
                                    315         (55)          260
    Creditors due within          (986)        (263)       (1,249)
    one year
    Creditors due in more          (16)            -         (16)
    than one year
                                 ------       ------       ------
    Net assets on                 (687)        (318)      (1,005)
    acquisition
                                  =====        =====
    Consideration and                                         778
    costs
                                                           ------
    Goodwill arising                                      (1,783)
                                                            =====

Meteor Technology plc
Notes on the interim unaudited accounts at November 30, 1996
(continued)

5. Investments
   (continued)

   (b)Details of principal subsidiary undertakings at November 30, 1996 Details of the principal investments in which the company holds more than 10% of the nominal value of any class of share capital are as follows:

                    Country of
              registration (or               Proportion of
   Name of      incorporation)               voting rights      Nature of
   company       and operation   Holding     and shares held     business

   Subsidiary undertakings
   All held by the company unless indicated.

 DigiPhone Europe  England       Ordinary      100%                Software
     Limited       and Wales      shares                         distribution

 The Public Tele-  England       Ordinary      100%                 Payphone
  phone Company    and Wales      shares                            provider
  Limited

Paragon Payphones  England       Ordinary      100%                 Payphone
 Limited           and Wales      shares                            provider


Meteor Technology plc
Notes on the interim unaudited accounts at November 30, 1996
(continued)

6.   Reconciliation of shareholders' funds and movements on reserves

                                                 Profit   Total
                            Share   Share Other     and shareholders'
                                                   loss
                          capital premium reserve account  funds
                            000s   000s    000s    000s     000s

    Balance at May 31,        126   1,393     -   (436)    1,083
    1996
    Restatement
    adjustments
    (see pages 12 to 14         5     200   (613) (603)   (1,011)

    Exercise of warrants       14      54     -       -       68

    Loss attributable to
    members of the company      -       -     -   (2,013) (2,013)

    Shares issued for         543       -     -       -      543
    acquisitions

    Premium on shares
    issued for acquisitions     -       -  21,654     -   21,654

    Goodwill written off        -       - (22,397)    -  (22,397)

    Loan stock converted        8     296     -       -      304
                           ------  ------ -----   -----   ------
    Balance at November       696   1,943 (1,356)(3,052)  (1,769)
    30, 1996
                           ======  ====== =====   =====   ======

7. Unsecured convertible loan stock
   In November 1996, the company issued 2m pounds of 7% Unsecured Convertible Loan Stock 1996-2001 to Camelot Corporation, of which 1m pounds was in exchange for cash and 1m pounds in payment for certain of the DigiPhone distribution rights. The company has announced that on March 4, 1997 it intends to sell rights to use certain software in the US and Canada to Camelot Corporation (see note 8). The 2m pounds of Unsecured Convertible Loan Stock will be redeemed as part of this transaction.

Meteor Technology plc
notes on the interim unaudited accounts at November 30, 1996
(continued)

8. Related party transactions
   As disclosed in note 3, Meteor Technology PLC acquired certain distribution rights in the period from Camelot Corporation, a company in which Mr D Wettreich, the Chairman, is interested through his position as Chairman and Chief Executive Officer of Camelot Corporation and through his and his family's interests in approximately 17% of the common shares of that company (assuming no exercise of stock options).
   As set out in note 7 loan stock was issued during the period to Camelot Corporation. Mr D Wettreich is also interested in this transaction for the reasons stated above.

Meteor Technology plc
restated May 31, 1996 accounts

   On January 24, 1997 the directors announced that they had decided to restate the company's accounts for the year ended May 31, 1996 to reflect a write down of investments. In the directors' opinion a fundamental error existed in the accounting for the investment and associated costs in respect of the German subsidiary undertaking, Telecredit Telekommunikations GmbH.
   Therefore the accounts have been restated for this and various other matters as explained in the notes as follows:

   restated consolidated profit and loss account for the period ended May 31, 1996

                                              Restated         As
                                                        presented
                                       Notes       000s      000s

    Turnover                                        25         25
    Cost of sales                                 (19)       (19)
                                                ------     ------
    Gross profit                                     6          6
    Distribution expenses                         (11)       (11)
    Administration expenses              4,5     (174)      (159)
                                                ------     ------
    Operating loss                               (179)      (164)
    Interest receivable                              2          2
    Interest payable                               (4)        (4)
                                                ------     ------
                                                 (181)      (166)
    Amount written off investment    1,2,3,4     (858)      (270)
                                               -------     ------
                                               (1,039)      (436)
                                                 =====      =====

Meteor Technology plc

restated May 31, 1996 accounts   (continued)

   restated balance sheet as at May 31, 1996

                                               Group     Group
                                            Restated        As
                                                      presented
                                  Notes        000s        000s
    Fixed assets:
       Intangible assets              5            -       602
       Tangible assets                            30        30
       Investments                                 -         -
                                              ------    ------
                                                  30       632
    Current assets:
       Stocks                                     80        80
       Investments                    1            -       300
       Debtors                        4           49        74
       Cash                                      153       153
                                              ------    ------
                                                 282       607

    Creditors: amts falling         2,4        (242)     (144)
    due within one year
                                              ------    ------
    Net current assets                            40       463

    Total assets less                             70     1,095
    liabilities

    Creditors: amounts falling
    due within more                             (12)      (12)
       than one year
                                              ------    ------
                                                  58     1,083
                                              ======    ======

    Capital and reserves:
    Called up share capital
       Issued                                    113       113
       Committed but unissued         3           18        13

    Share premium account
       Issued                                    756       756
       Committed but unissued         3          837       637

    Other reserves                    5        (627)         -

    Profit and loss account                  (1,039)     (436)
                                              ------    ------
                                                  58     1,083
                                              ======    ======


Meteor Technology plc
notes on the restated May 31, 1996 accounts

   1.The investment in Telecredit Telekommunikations GmbH was exchanged for 100,000 ordinary shares in RC Telecom Limited on July 10, 1996. In the new directors' opinion this investment, which represents 10 per cent of that company's share capital, was worthless at the date of acquisition. Accordingly a provision for diminution in value of 300k pounds has been included in the restated figures.

   2.The company provided a rent guarantee to the landlord of the premises occupied by Telecredit Telekommunikations GmbH. These premises were vacated in early 1996 leaving rent arrears and an ongoing obligation and therefore the landlord called the rent guarantee. No provision for these costs was accrued at May 31, 1996. A settlement of 70k pounds has been reached with the landlord and a provision for this amount has been included in the restated figures.

   3.A fee of 205k pounds was payable to Vivian Gray Nominees in respect of a fee relating to Telecredit Telekommunikations GmbH. While shares in settlement of this fee had been committed but not issued at May 31, 1996, this was not recorded in the company's accounts.

   4.Debtors totalling 25k pounds were included in the May 31, 1996 accounts which were not valid debtors. Expenses of 13k pounds in respect of operating costs of Telecredit Telekommunikations GmbH were due but not provided at May 31, 1996. Costs of 15k pounds were committed at May 31, 1996 which were of no benefit to the company and therefore should have been provided for at that date.

   5.The accounting policy for goodwill arising on acquisition or on consolidation has been changed to a policy of charging it against reserves. Accordingly amortisation of 25k pounds expensed in the period to May 31,
   1996 has been written back to the profit and loss account for that period.

                                 Exibit  (28) c

                               Camelot Corporation
                        Pro Forma Statement of Operations
              ($000's, except for per share and shares outstanding)

                                   Meteor
                       Camelot       AMI    Technology Adjustments   Pro
                       30-Apr 96  30-Apr-96 31-May-96  (note 2)     Forma
REVENUES

Sales                 $ 3,002.0   $   -     $   38.8    $   -       $ 3,040.8
Cost of Sales             843.1       -         29.5        -           872.6
Gross Profit            2,158.9       -          9.3        -         2,168.2

Operating Expenses:
Distribution Expenses       -         -         17.1        -            17.1
Administrative Expense  6,233.5       -        273.2        -         6,506.7
Depreciation &
 Amortisation             354.4       -            -        -           354.4
Total Operating
 Expenses               6,587.9       -         290.3       -         6,878.2
 Other Income             114.2       -            -        -           114.2
Discontinued Operations  (250.9)      -      (1,331.9)      -        (1,582.8)
  Net Loss             (4,565.7)      -      (1,612.8)      -        (6,178.5)
Dividends-Preferred Stk  (575.4)      -             -       -          (575.4)
 Net Loss-Common Stk $ (5,141.1)  $   -  $   (1,612.8)  $   -       $(6,753.9)
 Net Loss per share  $     (.37)  $   -  $     (0.14)   $   -       $   (0.49)

Weighted Average Shares
  Outstanding        13,764,755  74,940,317  11,317,612     -      13,764,755

See notes to financial statements.

                                 Exhibit  (28) d

                               Camelot Corporation
                             Pro Forma Balance Sheet
                                     ($000's)


                                               Meteor                 Pro
                 Camelot           AMI       Technology Adjustments  Forma
                31-Jan 97        31-Jan-97   30-Nov-96   (note 2)
ASSETS
Current Assets:
 Cash        $ 4,185.3         $  0.1       $ 1,892.8    $    -    $ 6,078.2
 Marketable
  Securities   3,492.6              -           296.0     (3,484.3)    304.3
 Accounts &
 Notes
 Receivable      322.4              -           547.2       (31.4)     838.2
 Prepaid         125.9              -              -          -        125.9
 Inventory       870.5              -              -          -        870.5
 Total Current
   Assets      8,996.7            0.1         2,736.0    (3,515.7)   8,217.1

Property and
 Equipment:
Net Equipment  1,115.8              -           368.0         -      1,483.8
 Licenses      1,211.3              -             -           -      1,211.3
 Other         2,395.1              -             -           -      2,395.1
Total Assets $13,718.9          $ 0.1     $   3,104.0   $(3,515.7) $13,307.3

See notes to financial statements.

                               Camelot Corporation
                       Pro Forma Balance Sheet - Continued
                                     ($000's)

                                             Meteor
                        Camelot     AMI     Technology    Adjustments   Pro
LIABILITIES &         31-Jan 97  31-Jan-97  30-Nov-96      (note 2)    Forma
STOCKHOLDER'S EQUITY
Current Liabilities:
     Accounts Payable $  630.7   $  14.3     $2,713.6       $ -      $ 3,358.6
     Accrued Expense     190.0        -          -            -          190.0
Total Current
  Liabilities            820.7      14.3      2,713.6         -        3,548.6
    Notes Payable         -           -       3,220.8     (2,487.0)      733.8
    Minority Interest     -           -           -       (1,149.2)   (1,149.2)
  Total Liabilities      820.7      14.3      5,934.4     (3,636.2)    3,133.2

  Stockholder's Equity:
    Common Stock         265.5       0.1      1,113.6       (662.7)      716.5
    Preferred Stock       35.5        -          -           538.1       573.6
    Prfd Stk-Subscribed
     /not issued            -         -          -          (181.2)     (181.2)
    Additional Paid-In
     Capital          33,647.4     891.0      3,108.8        305.8    37,953.0
    Treasury Stock    (2,714.6)       -           -             -     (2,714.6)
    Retained
      Earnings       (18,335.6)   (905.3)    (7,052.8)       120.4   (26,173.3)
  Total Stock-
   holder's Equity    12,898.2     (14.2)    (2,830.4)       120.4    10,174.0
 Total Liabilities
  & Equity          $ 13,718.9   $   0.1    $ 3,104.0  $  (3,515.7)  $13,307.3



See notes to financial statements.

                               Camelot Corporation
                     Notes to Pro Forma Financial Statements
                                   (Unaudited)

NOTE 1: The respective financial statements were derived from the following reports:

        Alexander Mark Investments (USA), Inc.: audited financial statements of Alexander Mark Investments (USA), Inc. (AMI), formerly Danzar Investment Group, Inc., for the fiscal period ended April 30, 1996 and unaudited interim financial statements for the period ended January 31, 1997.

        Camelot   Corporation:    audited  financial   statements   of   Camelot
        Corporation for the fiscal year ended April 30, 1996 and unaudited interim financial statements for the period ended January 31, 1997.

        Meteor  Technology,  PLC:   audited  financial  statements  from  Meteor
        Technology, PLC for the fiscal year ended May 31, 1996 and unaudited interim financial statements for the period ended Nov. 30, 1996.

NOTE 2: Adjustments

        A)   The  Pro  Forma Balance Sheet reflects the accounting  change  that
        Camelot Corporation has made for the treatment of the Meteor Technology, PLC securities. Prior to the decision to pool Camelot's, Alexander Mark Investments (USA), Inc., and Meteor Technology assets, Camelot was classifying these securities as "Securities Held for Sale". As required by general accounting rules, each quarter the value of this asset was adjusted to reflect changes in market valuation. Through the first nine months of FY97, approximately $6.6 million was charged to expense on Camelot Corporation's accounting records due to the reduction of Meteor Technology's market value. Following the decision to pool assets this security will now be classified as a "Long Term Investment" and the valuation changes will now be reflected in the Equity section of the balance sheet. This change does not effect the April 30, 1996 Pro Forma Statement of Operations and the cumulative impact of this change will be fully disclosed in the annual Form 10-K that is scheduled to be released no later than the end of July 1997. The cumulative impact of this change for FY97 is approximately a $1.1 million increased loss on Camelot Corporation's financial statements.

        B) Intercompany elimination's were made on the Pro Forma Balance Sheet to reflect transactions that occurred between Camelot Corporation and Meteor Technology, PLC. These transactions include loans that were made to Meteor and affiliated companies and the associated interest income. In addition, the Pro Forma Balance Sheet reflects the elimination of the License agreement that was signed between Camelot Corporation and Meteor Technology, PLC.

        C) The financial statements reflect minority interest in the outstanding voting share capital of Meteor Technology, PLC held by the shareholders of Meteor Technology, PLC and not owned by the company. The minority interest is based on the proportioned share of the consolidated net assets of Meteor Technology on a historical basis. The financial statements also reflect the minority interest in the outstanding capital of Alexander Mark Investments (USA), Inc. held by the minority shareholders of Alexander Mark Investments (USA), Inc. and not owned by the company. The minority interest is based on the proportioned share of the consolidated net assets of Alexander Mark Investments (USA), Inc. on a historical basis.

        D) Meteor Technology financial presentation is based on the accounting rules of the United Kingdom. Pro Forma balance sheet reflects adjustments to present financial statements per US GAAP accounting rules. The adjustments included presenting current assets first on the balance sheet, reclassing creditors payable due within one year to the liability section from the current asset section, reclassing creditors payable greater than one year to notes payable, and combining reserve amount and profit and loss account into retained earnings. Total assets and liability amounts were not changed except for as noted in "E".

                               Camelot Corporation
               Notes to Pro Forma Financial Statements - Continued
                                   (Unaudited)

        E) Meteor Technology's financial statements were converted from British Pounds to US dollars based on US accounting guidelines. The conversion rate for the balance sheet was based on the published exchange rate at January 31, 1997, one pound equals $1.60. The conversion used for the statement of operations was based on an average exchange rate for the twelve months ended May 31, 1996. This conversion rate was one pound equals $1.55.

        F) The stockholder's equity account was adjusted to reflect the issuance of 53,811,780 Preferred Shares, $.01 par value, of Camelot Corporation stock for 6,029,921 shares of the outstanding stock of Alexander Mark Investment (USA), Inc. Per the agreement, Camelot delivered 35,688,560 Preferred Shares at the closing with the balance, 18,123,220 Preferred Shares to be issued on one for one basis as new common shares of Camelot are issued until the balance is fully issued. The stockholder's equity account was also adjusted to reflect the elimination of the outstanding stock of Meteor Technology that is owned directly and indirectly by Camelot Corporation.